As filed with the Securities and Exchange Commission on December 16, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	26-3685382 (I.R.S. Employer Identification No.)
One Marienfeld Place
110 N. Marienfeld Street, Suite 300
Midland, Texas 79701
(432) 688-0012
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John J. Mitchell
General Counsel and Corporate Secretary
One Marienfeld Place
110 N. Marienfeld Street, Suite 300
Midland, Texas 79701
(432) 688-0012
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael S. Telle
Alexandra M. Lewis
Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
(713) 758-2222
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This registration statement consists of two prospectuses, covering the registration of:
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Shares of common stock, shares of preferred stock and warrants of ProPetro Holding Corp.; and

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Shares of common stock of ProPetro Holding Corp. that may be sold in one or more secondary offerings by the selling stockholder named in such prospectus.

PROSPECTUS
ProPetro Holding Corp.
Common Stock
Preferred Stock
Warrants
ProPetro Holding Corp. (the “Company,” “we,” “our” or “us”) may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities offered hereby, including the Company’s common stock, par value $0.001 per share (the “common stock”), and the general manner in which we will offer such securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange under the symbol “PUMP.” On December 15, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $10.19 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 16, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “ProPetro Holding Corp.,” “we,” “our,” “us” and the “Company” in this prospectus, we mean ProPetro Holding Corp. and its consolidated subsidiary, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. Forward-looking statements are all statements other than statements of historical fact, and give our expectations or forecasts of future events as of the date of this prospectus. Words such as “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “continue” and similar expressions are generally used to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about our business strategy, industry, future profitability, future capital expenditures, fleet conversion strategy, power generation business development strategy and share repurchase program. Such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those implied or projected by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
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changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in United States’ trade policy, including the imposition of tariffs and the resulting consequences;

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central bank policy actions and associated liquidity risks and other factors;

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the severity and duration of any world events and armed conflict, including the Russian-Ukraine war, conflicts in the Israel-Gaza region and continued hostilities in the Middle East, including those between Israel, Iran and the United States, and associated repercussions to supply and demand for oil and gas and the economy generally;

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the actions taken by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations;

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governmental actions, such as executive orders or new regulations, including climate-related regulations, that may negatively impact the future production of oil and natural gas in the United States and may adversely affect our future operations;

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the level of production and resulting market prices for crude oil, natural gas and other hydrocarbons;

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the effects of existing and future laws and governmental regulations (or the interpretation thereof) on us, our suppliers and our customers;

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cost increases and supply chain constraints related to our services, including any delays and/or supply chain disruptions due to increased hostilities in the Middle East or increased tariffs;

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competitive conditions in our industry;

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our ability to attract and retain employees;

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changes in the long-term supply of, and demand for, oil and natural gas;

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actions taken by our customers, suppliers, competitors and third-party operators and the possible loss of customers or work to our competitors;

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technological changes, including lower emissions energy service equipment and similar advancements;

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changes in the availability and cost of capital that impact the price and availability of debt and equity financing (including higher interest rates) for us and our customers;

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our ability to successfully implement our business plan, including execution of potential mergers and acquisitions;

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large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

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the effects of consolidation on our customers or competitors;

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our ability to complete growth projects on time and on budget;

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increases in tax rates or types of taxes enacted that specifically impact exploration and production (“E&P”) and related operations resulting in changes in the amount of taxes owed by us;

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regulatory and related policy actions intended by federal, state and/or local governments to reduce fossil fuel use and associated carbon emissions, or to drive the substitution of renewable forms of energy for oil and gas, that may over time reduce demand for oil and gas and therefore the demand for our services;

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new or expanded regulations that materially limit our customers’ access to federal and state lands for oil and gas development, thereby reducing demand for our services in the affected areas;

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growing demand for electric vehicles that result in reduced demand for gasoline and therefore the demand for our services;

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our ability to successfully implement technological developments and enhancements, including our new Tier IV Dynamic Gas Blending dual-fuel and FORCE® electric-powered hydraulic fracturing equipment, power generation equipment, and other lower-emissions equipment we may acquire or that may be sought by our customers;

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our ability to successfully grow our new power generation business line;

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the development of alternative power generation technologies or increased grid capacity that could reduce the demand for our services;

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the projected timing, purchase price and number of shares purchased under our share repurchase program, the sources of funds under the share repurchase program and the impacts of the share repurchase program;

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operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, such as fires, which risks may be self-insured, or may not be fully covered under our insurance programs;

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exposure to cyber-security events which could cause operational disruptions or reputational harm;

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acts of terrorism, war or political or civil unrest in the United States or elsewhere; and

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the effects of current and future litigation.

Whether actual results and developments will conform with our expectations and predictions contained in forward-looking statements is subject to a number of risks and uncertainties which could cause actual results to differ materially from such expectations and predictions, including, without limitation, in addition to those specified in the text surrounding such statements, the risks described under Part I, Item 1A, “Risk Factors” in our Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), filed with the SEC and elsewhere throughout that report, in our subsequent filings with the SEC, and any other risks, many of which are beyond our control.
Readers are cautioned not to place undue reliance on our forward-looking statements, which are made as of the date of this prospectus. We do not undertake, and expressly disclaim, any duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws. Investors are also advised to carefully review and consider the various risks and other disclosures discussed in our SEC reports, including the risk factors described in the Form 10-K.

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RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See “Where You Can Find More Information; Incorporation by Reference.”

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.propetroservices.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (except for information that is furnished rather than filed):
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Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025.

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2025.

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Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 1, 2025, June 30, 2025, filed with the SEC on July 31, 2025, and September 30, 2025, filed with the SEC on October 30, 2025.

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Our Current Reports on Form 8-K filed with the SEC on March 4, 2025, April 8, 2025, May 27, 2025 and July 14, 2025.

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The description of our common stock contained in our Registration Statement on Form 8-A, dated March 16, 2017, filed with the SEC on March 16, 2017 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on June 22, 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to (or deemed furnished to), rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

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You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
ProPetro Holding Corp.
One Marienfeld Place
110 N. Marienfeld Street, Suite 300
Midland, Texas 79701
(432) 688-0012
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY
We are a Delaware corporation whose common stock is listed and traded on the New York Stock Exchange (the “NYSE”). We are a leading integrated energy service company, located in Midland, Texas, focused on providing innovative hydraulic fracturing, wireline, and other complementary energy and, through our subsidiary, ProPetro Energy Solutions, LLC (“PROPWR”), power generation services to leading upstream oil and gas companies engaged in the E&P of North American oil and natural gas resources. PROPWR is a provider of reliable, adaptable power services through a modern, standardized fleet of gas-to-power solutions, serving oil and gas and data center operators in the United States. Our operations are primarily focused in the Permian Basin, where we have cultivated longstanding customer relationships with some of the region’s most active and well-capitalized E&P companies. The Permian Basin is widely regarded as one of the most prolific oil and natural gas producing areas in the United States, and we believe we are one of the leading providers of energy services in the region.
Our principal executive offices are located at One Marienfeld Place, 110 N. Marienfeld Street, Suite 300, Midland, Texas 79701, and our telephone number is (432) 688-0012.

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USE OF PROCEEDS
Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK
We are a Delaware corporation. The following description of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
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200,000,000 shares of common stock, $0.001 par value per share; and

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30,000,000 shares of preferred stock; $0.001 par value per share.

Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholder, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, preemption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law and in our stockholders agreement, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.001 per share, covering up to an aggregate of 30,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination (as defined in Section 203) with any interested stockholder (as defined in Section 203) for a period of three years following the date that the stockholder became an interested stockholder, unless:
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the business combination or the transaction which resulted in the shareholder becoming an interested shareholder is approved by the board of directors before the date the interested shareholder attained that status;

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upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by at least two thirds of the outstanding voting stock that is not owned by the interested shareholder.

A corporation may elect not to be subject to Section 203 of the DGCL. We have elected to not be subject to the provisions of Section 203 of the DGCL.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Some provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for the Company’s board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management;

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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

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provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution approved by the board of directors;

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provide that the affirmative vote of the holders of at least 66-2/3% of the voting power of all then outstanding common stock entitled to vote generally in the election of directors shall be required to remove any or all of the directors from office; and

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provide that our amended and restated bylaws can be amended by the board of directors.

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These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Forum Selection
Our amended and restated certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
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any derivative action or proceeding brought on our behalf;

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any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders;

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any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or amended and restated bylaws; or

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any action asserting a claim against us that is governed by the internal affairs doctrine,

in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us, our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.
The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
We list our common stock on the NYSE under the symbol “PUMP.”

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DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:
(1)
the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2)
the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)
the United States federal income tax consequences applicable to the warrants;

(4)
the amount of the warrants outstanding as of the most recent practicable date; and

(5)
any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

12

PLAN OF DISTRIBUTION
We may use one or more of the following methods when selling securities under this prospectus:
•
underwritten transactions;

•
privately negotiated transactions;

•
exchange distributions and/or secondary distributions;

•
sales in the over-the-counter market;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•
short sales and delivery of our securities to close out short positions;

•
sales by broker-dealers of our securities that are loaned or pledged to such broker-dealers;

•
“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

In addition, we may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, we may be required by the securities laws of certain states to offer and sell the securities only through registered or licensed brokers or dealers.
We may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.
We may fix a price or prices of our securities at:
•
a fixed price or prices (which may be changed);

•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to market prices; or

•
negotiated prices.

We may change the price of the securities offered from time to time.
If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

13

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).
In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

14

LEGAL MATTERS
Vinson & Elkins L.L.P. will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of ProPetro Holding Corp. Additional legal matters may be passed upon for us or any underwriters or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of ProPetro Holding Corp. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, incorporated in this prospectus by reference from the ProPetro Holding Corp. Annual Report on Form 10-K for the year ended December 31, 2024, the adjustments necessary to restate the 2022 segment information and to reflect the adoption of ASU 2023-07, Segment Reporting (Topic 280) to the 2022 segment information, as provided in Note 11 to the Company’s 2024 consolidated financial statements, and the effectiveness of internal control over financial reporting as of December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, which are incorporated herein by reference, and have been incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part. Such financial statements have been so incorporated in reliance upon such reports and of such firm given upon their authority as experts in accounting and auditing.
The financial statements of ProPetro Holding Corp. for the year ended December 31, 2022 (before the effects of the retrospective adjustments to the financial statements) (not separately presented herein) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in this Prospectus. Such financial statements are incorporated by reference in reliance upon the report of Deloitte & Touche LLP given their authority as experts in accounting and auditing.

15

Common Stock
Preferred Stock
Warrants

PROSPECTUS

December 16, 2025

PROSPECTUS
ProPetro Holding Corp.
16,600,000 Shares of common stock

The securities to be offered and sold using this prospectus are currently issued and outstanding shares of common stock, par value $0.001 per share (the “common stock”) of ProPetro Holding Corp. (the “Company,” “we,” “our” or “us”). These shares of common stock may be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”
The selling stockholder may offer and sell the shares of common stock offered by this prospectus from time to time on any exchange on which the shares of common stock are listed on terms to be negotiated with buyers. It may also offer and sell the shares of common stock in private sales or through one or more underwriters, dealers or agents, or through a combination of these methods. The selling stockholder may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholder will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock offered by this prospectus.
We are registering these 16,600,000 shares of our common stock for sale by the selling stockholder named below pursuant to the Registration Rights Agreement, dated December 31, 2018 (the “Registration Rights Agreement”), by and between ProPetro Holding Corp. and Pioneer Natural Resources Pumping Services LLC (the “selling stockholder” or “Pioneer”), a Delaware limited liability company and wholly owned subsidiary of Pioneer Natural Resources USA, Inc., which is a wholly owned subsidiary of Pioneer Natural Resources Company, which is now a wholly owned subsidiary of Exxon Mobil Corporation (NYSE: XOM), which we entered into in connection with our acquisition of certain assets and real property of the selling stockholder.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange under the symbol “PUMP.” On December 15, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $10.19 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 16, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling stockholder may use this prospectus to offer and sell up to an aggregate of 16,600,000 shares of our common stock from time to time in one or more offerings. This prospectus generally describes ProPetro Holding Corp. and the common stock that the selling stockholder may offer and sell. Each time that the selling stockholder offers and sells securities, the selling stockholder may provide a prospectus supplement to this prospectus, to the extent appropriate, that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Neither we nor the selling stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholder takes any responsibility for, nor can provide any assurance as to the reliability of, any other information that others may give you. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “ProPetro Holding Corp.,” “we,” “our,” “us” and the “Company” in this prospectus, we mean ProPetro Holding Corp. and its consolidated subsidiary, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. Forward-looking statements are all statements other than statements of historical fact, and give our expectations or forecasts of future events as of the date of this prospectus. Words such as “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “continue” and similar expressions are generally used to identify forward-looking statements. These forward-looking statements include, but are not limited to statements about our business strategy, industry, future profitability, future capital expenditures, fleet conversion strategy, power generation business development strategy and share repurchase program. Such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those implied or projected by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:
•
changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current presidential administration, higher interest rates, the rate of inflation, a potential economic recession and potential changes in United States’ trade policy, including the imposition of tariffs and the resulting consequences;

•
central bank policy actions and associated liquidity risks and other factors;

•
the severity and duration of any world events and armed conflict, including the Russian-Ukraine war, conflicts in the Israel-Gaza region and continued hostilities in the Middle East, including those between Israel, Iran and the United States, and associated repercussions to supply and demand for oil and gas and the economy generally;

•
the actions taken by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations;

•
governmental actions, such as executive orders or new regulations, including climate-related regulations, that may negatively impact the future production of oil and natural gas in the United States and may adversely affect our future operations;

•
the level of production and resulting market prices for crude oil, natural gas and other hydrocarbons;

•
the effects of existing and future laws and governmental regulations (or the interpretation thereof) on us, our suppliers and our customers;

•
cost increases and supply chain constraints related to our services, including any delays and/or supply chain disruptions due to increased hostilities in the Middle East or increased tariffs;

•
competitive conditions in our industry;

•
our ability to attract and retain employees;

•
changes in the long-term supply of, and demand for, oil and natural gas;

•
actions taken by our customers, suppliers, competitors and third-party operators and the possible loss of customers or work to our competitors;

•
technological changes, including lower emissions energy service equipment and similar advancements;

•
changes in the availability and cost of capital that impact the price and availability of debt and equity financing (including higher interest rates) for us and our customers;

•
our ability to successfully implement our business plan, including execution of potential mergers and acquisitions;

•
large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

•
the effects of consolidation on our customers or competitors;

•
our ability to complete growth projects on time and on budget;

•
increases in tax rates or types of taxes enacted that specifically impact exploration and production (“E&P”) and related operations resulting in changes in the amount of taxes owed by us;

•
regulatory and related policy actions intended by federal, state and/or local governments to reduce fossil fuel use and associated carbon emissions, or to drive the substitution of renewable forms of energy for oil and gas, that may over time reduce demand for oil and gas and therefore the demand for our services;

•
new or expanded regulations that materially limit our customers’ access to federal and state lands for oil and gas development, thereby reducing demand for our services in the affected areas;

•
growing demand for electric vehicles that result in reduced demand for gasoline and therefore the demand for our services;

•
our ability to successfully implement technological developments and enhancements, including our new Tier IV Dynamic Gas Blending dual-fuel and FORCE® electric-powered hydraulic fracturing equipment, power generation equipment, and other lower-emissions equipment we may acquire or that may be sought by our customers;

•
our ability to successfully grow our new power generation business line;

•
the development of alternative power generation technologies or increased grid capacity that could reduce the demand for our services;

•
the projected timing, purchase price and number of shares purchased under our share repurchase program, the sources of funds under the share repurchase program and the impacts of the share repurchase program;

•
operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, such as fires, which risks may be self-insured, or may not be fully covered under our insurance programs;

•
exposure to cyber-security events which could cause operational disruptions or reputational harm;

•
acts of terrorism, war or political or civil unrest in the United States or elsewhere; and

•
the effects of current and future litigation.

Whether actual results and developments will conform with our expectations and predictions contained in forward-looking statements is subject to a number of risks and uncertainties which could cause actual results to differ materially from such expectations and predictions, including, without limitation, in addition to those specified in the text surrounding such statements, the risks described under Part I, Item 1A, “Risk Factors” in our Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), filed with the SEC and elsewhere throughout that report, in our subsequent filings with the SEC, and any other risks, many of which are beyond our control.
Readers are cautioned not to place undue reliance on our forward-looking statements, which are made as of the date of this prospectus. We do not undertake, and expressly disclaim, any duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws. Investors are also advised to carefully review and consider the various risks and other disclosures discussed in our SEC reports, including the risk factors described in the Form 10-K.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See “Where You Can Find More Information; Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.propetroservices.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (except for information that is furnished rather than filed):
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2025.

•
Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 1, 2025, June 30, 2025, filed with the SEC on July 31, 2025, and September 30, 2025, filed with the SEC on October 30, 2025.

•
Our Current Reports on Form 8-K filed with the SEC on March 4, 2025, April 8, 2025, May 27, 2025 and July 14, 2025.

•
The description of our common stock contained in our Registration Statement on Form 8-A, dated March 16, 2017, filed with the SEC on March 16, 2017 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on June 22, 2020, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to (or deemed furnished to), rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
ProPetro Holding Corp.
One Marienfeld Place
110 N. Marienfeld Street, Suite 300
Midland, Texas 79701
(432) 688-0012
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a Delaware corporation whose common stock is listed and traded on the New York Stock Exchange (the “NYSE”). We are a leading integrated energy service company, located in Midland, Texas, focused on providing innovative hydraulic fracturing, wireline, and other complementary energy and, through our subsidiary, ProPetro Energy Solutions, LLC (“PROPWR”), power generation services to leading upstream oil and gas companies engaged in the E&P of North American oil and natural gas resources. PROPWR is a provider of reliable, adaptable power services through a modern, standardized fleet of gas-to-power solutions, serving oil and gas and data center operators in the United States. Our operations are primarily focused in the Permian Basin, where we have cultivated longstanding customer relationships with some of the region’s most active and well-capitalized E&P companies. The Permian Basin is widely regarded as one of the most prolific oil and natural gas producing areas in the United States, and we believe we are one of the leading providers of energy services in the region.
Our principal executive offices are located at One Marienfeld Place, 110 N. Marienfeld Street, Suite 300, Midland, Texas 79701, and our telephone number is (432) 688-0012.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common stock by the selling stockholder offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholder.

SELLING STOCKHOLDER
The selling stockholder named below may offer and sell from time to time in the future up to an aggregate of 16,600,000 shares of our common stock, par value $0.001 per share. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.
We are registering these 16,600,000 shares of our common stock for sale by the selling stockholder named below pursuant to the Registration Rights Agreement, all of which shares were issued to the selling stockholder in connection with our acquisition of certain assets and real property of the selling stockholder on December 31, 2018.
Pursuant to the Investor Rights Agreement, dated December 31, 2018 (the “Investor Rights Agreement”), by and between us and Pioneer, the selling stockholder has the right to designate a non-independent director to the board of directors for so long as selling stockholder owns 5% or more of our outstanding common stock. Pursuant to the Registration Rights Agreement, we will pay all expenses relating to the offering of these shares, except that the selling stockholder will pay any underwriting discounts or commissions. We will indemnify the selling stockholder against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus. See “Description of Capital Stock — Investor Rights Agreement” and “Description of Capital Stock — Registration Rights Agreement.”
The following table sets forth information as of December 1, 2025 regarding the beneficial ownership of shares of our common stock held by the selling stockholder and the number of shares of our common stock that may from time to time be offered or sold pursuant to this prospectus. We have prepared the following table based on information given to us by, or on behalf of, the selling stockholder on or before the date hereof with respect to the beneficial ownership of the shares of our common stock held by the selling stockholder as of December 1, 2025. We have not independently verified this information.
Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of its shares of common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
As of December 8, 2025, we had 104,310,266 shares of common stock outstanding. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholder and that the selling stockholder does not acquire any additional shares. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.
Name of Selling Stockholder	Shares of Common Stock Owned Prior to this Offering	Number of Shares of Common Stock Being Sold (Assuming All Shares Registered Hereunder Are Sold)	Shares of Common Stock Owned After this Offering	Percentage of Common Stock Owned
				Before Offering	After Offering (Assuming All Shares Registered Hereunder Are Sold)
Pioneer Natural Resources Pumping Services LLC(1)	16,600,000	16,600,000	—	15.91%	—
Total	16,600,000	16,600,000	—	15.91%	—

(1)
Represents shares of our common stock beneficially owned by Exxon Mobil Corporation. The shares of our common stock are directly owned by Pioneer, a wholly owned subsidiary of Pioneer Natural Resources USA, Inc., which is a wholly owned subsidiary of Pioneer Natural Resources Company, which is a wholly owned subsidiary of Exxon Mobil Corporation. The address of Exxon Mobil Corporation and its subsidiaries is 22777 Springwoods Village Parkway, Spring, Texas 77389.

DESCRIPTION OF CAPITAL STOCK
We are a Delaware corporation. The following description of our capital stock, amended and restated certificate of incorporation, amended and restated bylaws and Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation, amended and restated bylaws and Investor Rights Agreement, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
•
200,000,000 shares of common stock, $0.001 par value per share; and

•
30,000,000 shares of preferred stock; $0.001 par value per share.

Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholder, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, preemption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law and in our stockholders agreement, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.001 per share, covering up to an aggregate of 30,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Investor Rights Agreement
On December 31, 2018, we entered into the Investor Rights Agreement with Pioneer. Pursuant to the Investor Rights Agreement, Pioneer has the right to designate a non-independent director to the board of directors for so long as Pioneer owns 5% or more of our outstanding common stock. The foregoing description of the Investor Rights Agreement is qualified in its entirety to the full text of the Investor Rights Agreement, which is filed as Exhibit 4.2 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Registration Rights Agreement
On December 31, 2018, we and Pioneer entered into the Registration Rights Agreement, pursuant to which we are required to cause a shelf registration statement to be filed as promptly as reasonably practicable upon receipt of a written request from Pioneer or its transferee of the shares of our common stock that Pioneer received as consideration in connection with our acquisition of certain assets from Pioneer (the “Stock Consideration”). Pioneer also has the right to demand, up to three times, that we undertake an underwritten offering of shares comprising the Stock Consideration so long as the minimum market price of the shares to be included in the offering is $30 million on the trading day immediately preceding such demand request. In addition, Pioneer has certain “piggyback” rights when we undertake an underwritten offering, subject to customary cutbacks. The foregoing description of the Registration Rights Agreement is qualified in its entirety to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.3 to the registration statement of which this prospectus forms a part and incorporated herein by reference.
Anti-Takeover Effects of Delaware Law
Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination (as defined in Section 203) with any interested stockholder (as defined in Section 203) for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
the business combination or the transaction which resulted in the shareholder becoming an interested shareholder is approved by the board of directors before the date the interested shareholder attained that status;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by at least two thirds of the outstanding voting stock that is not owned by the interested shareholder.

A corporation may elect not to be subject to Section 203 of the DGCL. We have elected to not be subject to the provisions of Section 203 of the DGCL.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Some provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for the Company’s board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management;

•
provide that the authorized number of directors may be changed only by resolution of the board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•
provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution approved by the board of directors;

•
provide that the affirmative vote of the holders of at least 66-2/3% of the voting power of all then outstanding common stock entitled to vote generally in the election of directors shall be required to remove any or all of the directors from office; and

•
provide that our amended and restated bylaws can be amended by the board of directors.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Forum Selection
Our amended and restated certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•
any derivative action or proceeding brought on our behalf;

•
any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders;

•
any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or amended and restated bylaws; or

•
any action asserting a claim against us that is governed by the internal affairs doctrine,

in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us, our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
We list our common stock on the NYSE under the symbol “PUMP.”

PLAN OF DISTRIBUTION
The shares of common stock are being registered to permit the selling stockholder (which as used herein means the entity listed in the table included in “Selling Stockholder” and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of such shares as a result of a transfer not involving a public sale) to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the selling stockholder of the shares of common stock offered under this prospectus. We will bear the fees and expenses incurred by us in connection with our obligation to register the shares of common stock pursuant to the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.
The selling stockholder may use any one or more of the following methods when disposing of the shares of common stock pursuant to this prospectus or interests therein:
•
on the NYSE or any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
in underwritten transactions;

•
distributions to members, general partners and limited partners;

•
short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling stockholder to sell a specified number of such shares of common stock at a stipulated price per security; and

•
a combination of any such methods of sale or by any other legally available means.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholder to include the pledgee, transferee or other successors in interest as the selling stockholder under this prospectus. In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholder for purposes of this prospectus. The number of shares of our common stock beneficially owned by the selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by such shares. The plan of distribution for the shares of our common stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.
The aggregate proceeds to the selling stockholder from the sale of the shares of common stock will be the purchase price of the common stock less discounts and commissions, if any.
In offering the common stock covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If the selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Under the securities laws of some states, if applicable, the shares of common stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities for the common stock.
We cannot assure you that the selling stockholder will sell all or any portion of the common stock registered pursuant to this registration statement.
The selling stockholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS
Vinson & Elkins L.L.P. will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of ProPetro Holding Corp. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of ProPetro Holding Corp. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, incorporated in this prospectus by reference from the ProPetro Holding Corp. Annual Report on Form 10-K for the year ended December 31, 2024, the adjustments necessary to restate the 2022 segment information and to reflect the adoption of ASU 2023-07, Segment Reporting (Topic 280) to the 2022 segment information, as provided in Note 11 to the Company’s 2024 consolidated financial statements, and the effectiveness of internal control over financial reporting as of December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, which are incorporated herein by reference, and have been incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part. Such financial statements have been so incorporated in reliance upon such reports and of such firm given upon their authority as experts in accounting and auditing.
The financial statements of ProPetro Holding Corp. for the year ended December 31, 2022 (before the effects of the retrospective adjustments to the financial statements) (not separately presented herein) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in this prospectus. Such financial statements are incorporated by reference in reliance upon the report of Deloitte & Touche LLP given their authority as experts in accounting and auditing.

16,600,000 Shares of common stock offered by the selling stockholder
Prospectus

December 16, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$23,428.94(1)
FINRA filing fee	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Printing and engraving expenses	$(2)
Transfer agent and registrar fees	$(2)
Miscellaneous	$(2)
Total	$(1)(2)

(1)
Excludes registration fee offset pursuant to Rule 457(p) under the Securities Act. Except with respect to the fee applicable to the shares of common stock to be sold by the selling stockholder, the registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
We are a Delaware corporation. Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors. We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Item 16.   Exhibits
Exhibit Number	Description
1.1**	Form of Underwriting Agreement for each of the securities registered hereby.
4.1	Specimen Stock Certificate (incorporated by reference herein to Exhibit 4.1 to ProPetro Holding Corp.’s Registration Statement on Form S-1, dated February 23, 2017 (Registration No. 333-215940)).
4.2	Investor Rights Agreement, dated as of December 31, 2018, by and between Pioneer Natural Resources Pumping Services LLC and ProPetro Holding Corp. (incorporated by reference herein to Exhibit 4.1 to ProPetro Holding Corp.’s Current Report on Form 8-K dated December 31, 2018).
4.3	Registration Rights Agreement, dated as of December 31, 2018, by and between Pioneer Natural Resources Pumping Services LLC and ProPetro Holding Corp. (incorporated by reference herein to Exhibit 4.2 to ProPetro Holding Corp.’s Current Report on Form 8-K dated December 31, 2018).
4.4**	Form of Certificate of Designation for the Preferred Stock.
4.5**	Specimen Preferred Stock Certificate.
4.6**	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate).
4.7**	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate).
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
23.2*	Consent of RSM US LLP, independent registered public accounting firm.
23.3*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1*	Powers of Attorney (incorporated by reference to the signature page hereto).
107*	Filing Fee Table

*
Filed herewith.

**
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, Texas, on the 16th day of December 2025.
ProPetro Holding Corp.
By:
/s/ Samuel D. Sledge

Name: Samuel D. Sledge
Title: Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Samuel D. Sledge, Caleb Weatherl and John J. Mitchell, and each of them, with full power to act without the other, as attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys in fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated and on December 16, 2025.
SIGNATURE	TITLE
/s/ Samuel D. Sledge Samuel D. Sledge	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Caleb Weatherl Caleb Weatherl	Chief Financial Officer (Principal Financial Officer)
/s/ Celina A. Davila Celina A. Davila	Chief Accounting Officer (Principal Accounting Officer)
/s/ Phillip A. Gobe Phillip A. Gobe	Chairman of the Board
/s/ Spencer D. Armour III Spencer D. Armour III	Director
/s/ Mark S. Berg Mark S. Berg	Director
/s/ Anthony J. Best Anthony J. Best	Director

SIGNATURE	TITLE
/s/ G. Larry Lawrence G. Larry Lawrence	Director
/s/ Mary Ricciardello Mary Ricciardello	Director
/s/ Michele Vion Michele Vion	Director
/s/ Alex V. Volkov Alex V. Volkov	Director